Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) has been executed by the purchaser set forth on the signature page hereof (the “Purchaser”) in connection with the private placement offering (the “Offering”) by Wrap Technologies, Inc., a Delaware corporation (the “Company”).

R E C I T A L S

A. The Company is offering units to purchase (i) one (1) share of common stock, par value $0.0001 (the “Common Stock”), and (ii) a warrant to purchase one (1) share of Common Stock (the “Warrant” and together with the Common Stock, a “Unit”) at a purchase price of $3.00 per unit (the “Purchase Price”), for a minimum aggregate purchase price of $5.0 million (the “Minimum Offering Amount”), and a maximum aggregate purchase price of $16.0 million (the “Maximum Offering Amount”).

B.           The Units, including the Common Stock and Warrant, subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made on a reasonable best efforts basis to “accredited investors,” as defined in Regulation D under the Securities Act in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D.

AGREEMENT

The Company and the Purchaser hereby agree as follows:

1. Subscription.

(a) Purchase and Sale of the Units.

(i) Subject to the terms and conditions of this Agreement, the undersigned Purchaser agrees to purchase, and the Company agrees to sell and issue to such Purchaser, that number of Units set forth on such Purchaser’s Omnibus Signature Page attached hereto at the Purchase Price per Unit, for a total aggregate Purchase Price as set forth on such Omnibus Signature Page. The minimum subscription amount for each Purchaser in the Offering is $30,000. The Company may accept subscriptions for less than $30,000 from any Purchaser in its sole discretion.

For the purposes of this Agreement:

 “Shares” means the shares of Common Stock issued in the Offering at the Initial Closing (as defined below) or at any Subsequent Closing (as defined below).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Securities” means each of the Shares, the Warrants and when issued, the Warrant Shares.

(ii) This Agreement is one of a series of subscription agreements issued (and to be issued) by the Company to purchasers of Units in connection with the Offering with substantially the same terms and conditions set forth in this Agreement (each, a “Subscription Agreement”, and collectively, the “Subscription Agreements”).

(b) Subscription Procedure; Closing.

(i) Initial Closing. The initial purchase and sale of the Units shall take place remotely via the exchange of documents and signatures at 10 a.m. eastern, on October 31, 2018 (the “Initial Closing”).

(ii) Subsequent Closings. If the Maximum Offering Amount is not sold at the Initial Closing, the Company may sell additional Units up to the Maximum Offering Amount to such persons as may be approved by the Company (the “Additional Purchasers”) (the closing of each sale contemplated by this subsection (ii), a “Subsequent Closing”); provided that in no event shall any Subsequent Closing occur after December 31, 2018. All such sales made at any Subsequent Closing, shall be made on the same terms and conditions set forth in this Agreement.

(iii) Subscription Procedure. To complete a subscription for the Units pursuant hereto, the Purchaser must fully comply with the subscription procedure provided in paragraphs (A) through (C) of this Section on or before the Initial Closing or any Subsequent Closing, as applicable:

(A) Subscription Documents. At or before the Initial Closing or any Subsequent Closing, as applicable, the Purchaser shall review, complete and execute the Omnibus Signature Page to this Agreement and the Registration Rights Agreement substantially in, or providing equivalent rights to, the form of Exhibit A hereto (the “Registration Rights Agreement”), Investor Profile, Anti-Money Laundering Form and Investor Certification, attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), if applicable, additional forms and questionnaires distributed to the Purchaser and deliver the Subscription Documents and such additional forms and questionnaires to the party indicated thereon at the address set forth under the caption “How to subscribe for Units in the private offering of the Company” below. Executed documents may be delivered to such party by facsimile or .pdf sent by electronic mail (e-mail).

(B) Purchase Price. At or prior to the Initial Closing or any Subsequent Closing, as applicable, the Purchaser shall deliver to Delaware Trust Company, in its capacity as escrow agent (the “Escrow Agent”), under an escrow agreement among the Company, the Placement Agent (as defined below) and the Escrow Agent (the “Escrow Agreement”) the full Purchase Price set forth on the Purchaser’s Omnibus Signature Page attached hereto, by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Units in the private offering of the Company” below. Such funds will be held for the Purchaser’s benefit in the escrow account established for the Offering (the “Escrow Account”) and will be returned promptly upon the Purchaser’s written request to the Escrow Agent or the Company, without interest or offset, if this Agreement is not accepted by the Company or if the Offering is terminated pursuant to the terms herein prior to the Initial Closing or any Subsequent Closing, as applicable.

(C) Company Discretion. The Purchaser understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Agreement. If this subscription is rejected by the Company in whole pursuant to the first sentence of this Section 1(b)(C), or the Offering is terminated, the Company shall immediately return, and shall cause the Escrow Agent to immediately return, all funds paid by or on behalf of the Purchaser pursuant to this Agreement, without interest or offset, and this Agreement shall thereafter be of no further force or effect. If this subscription is rejected by the Company in part, the Company shall immediately return, and shall cause the Escrow Agent to immediately return, all funds paid by or on behalf of the Purchaser for the rejected portion of this subscription, without interest or offset, and this Agreement shall continue in full force and effect to the extent this subscription was accepted.

2. Placement Agent.

(a) Katalyst Securities LLC (the “Placement Agent”) has been engaged by the Company as placement agent on a reasonable best efforts basis, for the Offering.

(b) The Company has entered into a separate agreement with the Placement Agent that identifies prospective investors for whom a Placement Agent will receive payment, and should such prospective investor participate in the Initial Closing or any Subsequent Closing then the applicable Placement Agent will receive (i) ten percent (10%) of the gross proceeds from the sale to the applicable prospective investor (the “Cash Fee”) and (ii) warrants to purchase shares of the Company’s Common Stock equal to 10% of the numbers of Units sold (the “Warrant Fee”) in such Initial Closing or any Subsequent Closing (if any).

(c) The Company will also pay certain expenses, including legal fees, in connection with the Offering.

(b) Pursuant to the terms of its agreement with the Company, the Placement Agent may engage sub agents pursuant to an executed sub agent agreement, and such sub agents may receive a share of the Cash Fee and/or Warrant Fee with respect to Purchasers for whom the Placement Agent receives payment from the Company.

3. Representations and Warranties of the Company. Except as disclosed in the SEC Reports (as defined below) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system, the Company hereby represents and warrants to the Purchaser, as of the date of the Initial Closing, the following:

(a) Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(b) Authorization, Enforcement, Compliance with Other Instruments. (i) the Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrant, the Registration Rights Agreement and the Escrow Agreement (the “Transaction Documents”) and to issue the Securities, in accordance with the terms hereof and thereof; (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its Board of Directors or its stockholders; (iii) each of the Transaction Documents will be duly executed and delivered by the Company; and (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Transaction Documents, as such rights may be limited by state or federal laws or public policy underlying such laws.

(c) Capitalization. The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock (the “Preferred Stock”). The Company has not issued any capital stock since the date of its most recently filed SEC Report other than upon stock option and warrant exercises that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of Common Stock and of the capital stock of each of the Company’s subsidiaries have been duly authorized, validly issued and are fully paid and non-assessable. Immediately following the Initial Closing: (i) no shares of capital stock of the Company or any of its subsidiaries will be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries; (iii) there will be no outstanding debt securities of the Company or any of its subsidiaries; (iv) other than pursuant to the Registration Rights Agreement , there will be no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there will be no securities or instruments of the Company or any of its subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Securities as described in this Agreement; and (vi) no co-sale right, right of first refusal or other similar right will exist with respect to the Securities or the issuance and sale thereof.

(d) Issuance of Securities. The Securities that are being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly and validly issued, fully paid and non-assessable, and free of restrictions on transfer and other liens and encumbrances other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser.

(e) No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby including issuance and sale of the Securities in accordance with this Agreement will not (i) result in a violation of the Certificate of Incorporation or the Bylaws (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected, except for those which would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary is in violation of or in default under, any provision of its Certificate of Incorporation or Bylaws. Neither the Company nor any subsidiary is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary, which violation or breach has had or would reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their assets is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Initial Closing.

(f) Absence of Litigation. There is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an “Action”) now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective officers or directors, which would be reasonably likely to (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) except as specifically disclosed in the SEC Reports, have a Material Adverse Effect. For the purpose of this Agreement, the knowledge of the Company means the knowledge of the officers of the Company (both actual or constructive knowledge that they would have had upon reasonable inquiry of the personnel of the Company responsible for the applicable subject matter). Neither the Company nor any of its subsidiaries is subject to any judgment, decree, or order which has had, or would reasonably be expected to have a Material Adverse Effect.

(g) No General Solicitation. Neither the Company, nor any of its Affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”). With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

(h) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(i) Employee Relations. Neither Company nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any subsidiary is party to any collective bargaining agreement. The Company’s and/or its subsidiaries’ employees are not members of any union, and the Company believes that its and its subsidiaries’ relationship with their respective employees is good.

(j) Intellectual Property Rights. The Company and its subsidiaries own, possess, and have all right, title, and interest in and to, free and clear of all liens and encumbrances, or (if disclosed to be licensed by the Company in the SEC Reports) have the valid and enforceable right to use pursuant to a license, sublicense, agreement or permission, all Intellectual Property disclosed to be owned, licensed or used by the Company or its subsidiaries in the SEC Reports, except such failure(s) to own, possess or have such rights as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, and to the Company’s knowledge, there are no unreleased liens or security interests which have been filed, or which the Company has received notice of, against any of the patents owned by the Company. Furthermore, (A) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) to the Company’s knowledge, there is no pending or threatened, Action by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and to the Company’s knowledge, there are no facts which would form a reasonable basis for any such Action; (C) to the Company’s knowledge, the Intellectual Property owned by the Company and its subsidiaries, and the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened Action by others challenging the validity, enforceability or scope of any such Intellectual Property, and, to the Company’s knowledge, there are no facts which would form a reasonable basis for any such Action; (D) to the Company’s knowledge, there is no pending or threatened Action by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its subsidiaries has received any written notice of such Action, and, to the Company’s knowledge, there are no other facts which would form a reasonable basis for any such Action, except in each case for any Action as would not be reasonably expected to have a Material Adverse Effect; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except such violation as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, (1) to the Company’s knowledge, the Company and its subsidiaries have disclosed to the U.S. Patent and Trademark Office (USPTO) all information known to the Company to be relevant to the patentability of its inventions in accordance with 37 C.F.R. Section 1.56, and (2) to the Company’s knowledge, neither the Company nor any of its subsidiaries made any misrepresentation or concealed any information from the USPTO in any of the patents or patent applications owned or licensed to the Company, or in connection with the prosecution thereof, in violation of 37 C.F.R. Section 1.56. Except as would not reasonably be expected to have a Material Adverse Effect and to the Company’s knowledge, (x) there are no facts that are reasonably likely to provide a basis for a finding that the Company or any of its subsidiaries does not have clear title to the patents or patent applications owned or licensed to the Company or other proprietary information rights as being owned by the Company or any of its subsidiaries, (y) no valid issued U.S. patent would be infringed by the activities of the Company or any of its subsidiaries relating to products currently or proposed to be manufactured, used or sold by the Company or any of its subsidiaries and (z) there are no facts with respect to any issued patent owned that would cause any claim of any such patent not to be valid and enforceable with applicable regulations. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology and know-how.

(k) Environmental Laws.

(i) The Company and each subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii) To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary.

(l) Authorizations; Regulatory Compliance. The Company and each of its subsidiaries holds, and is operating in compliance with, all authorizations, licenses, permits, approvals, clearances, registrations, exemptions, consents, certificates and orders of any governmental authority and supplements and amendments thereto (collectively, “Authorizations”) required for the conduct of its business as currently conducted in all applicable jurisdictions and all such Authorizations are valid and in full force and effect, except for Authorizations the absence of which would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in material violation of any terms of any such Authorizations, except, in each case, such as would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such Authorization, or written notice that such revocation or modification is being considered, except to the extent that any such revocation or modification would not be reasonably expected to have a Material Adverse Effect. The Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, including such laws and regulations applicable to the manufacture, distribution, import and export of regulated products and component parts and ingredients, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any any other federal, state, local or foreign governmental or regulatory authority (each a “Governmental Authority”)..

(m) Title. Neither the Company nor any of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all of its personal property and assets, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. With respect to properties and assets it leases, each of the Company and its subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

(n) Tax Status. The Company and each subsidiary has made and filed (taking into account any valid extensions) all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due from the Company or any subsidiary by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(a) Certain Transactions. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(o) Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(p) Insurance. The Company and its subsidiaries have insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

(q) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the two (2) years preceding the date hereof (or such shorter period since the Company was first required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect. The SEC Reports at the time they were filed, or to the extent corrected by a subsequent restatement, complied, in all material respects with the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the SEC thereunder. There are no contracts, agreements or other documents that are required to be described in the SEC Reports and/or to be filed as exhibits thereto that are not described, in all material respects, and/or filed as required. There has not been any material change or amendment to, or any waiver of any material right under, any such contract or agreement that has not been described in and/or filed as an exhibit to the SEC Reports.

(r) Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(s) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) there have not been any changes in the authorized capital, assets, financial condition, business or operations of the Company from that reflected in the financial statements contained within the SEC Reports except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition, results of operations or future prospects of the Company, (iii) neither the Company nor any subsidiary has incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the financial statements of the Company, pursuant to GAAP or to be disclosed in the SEC Reports, (iv) neither the Company nor any subsidiary has materially altered its method of accounting or the manner in which it keeps its accounting books and records, and (v) neither the Company nor any subsidiary has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company).

(t) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.

(u) Sarbanes-Oxley. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Initial Closing.

(v) Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports (including, for purposes hereof, any that are required to be disclosed in a Form 10) and is not so disclosed or that otherwise would have a Material Adverse Effect.

(w) Foreign Corrupt Practices. Neither the Company and its subsidiaries, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or its subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(x) Brokers’ Fees. Neither of the Company nor any of its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees to the Placement Agent as described in Section 2 above.

(y) Disclosure Materials. The SEC Reports taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(z) Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Initial Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(aa) Reliance. The Company acknowledges that the Purchaser is relying on the representations and warranties (as modified by the disclosures in the SEC Reports made by the Company hereunder and that such representations and warranties (as modified by the disclosures in the SEC Reports) are a material inducement to the Purchaser purchasing the Securities.

(bb) Use of Proceeds. The Company presently intends to use the net proceeds from the Offering to fund (i) product development and manufacturing, (ii) sales and marketing and (iii) working capital and other general corporate purposes; provided, that the Company may pay placement agent fees of up to ten percent (10%) of the proceeds of the Offering.

(cc) Bad Actor Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

4. Representations, Warranties and Agreements of the Purchaser. The Purchaser represents and warrants to the Company, as of the date hereof and as of the Initial Closing date or any Subsequent Closing date, as applicable, the following:

(a) The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Securities and the tax consequences of the investment, and has the ability to bear the economic risks of the investment. The Purchaser can afford the loss of his, her or its entire investment.

(b) The Purchaser is acquiring the Securities for investment for his, her or its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the Offering and sale of the Securities, have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Securities. The Purchaser understands and acknowledges that the Offering of the Securities will not be registered under the Securities Act nor under the state securities laws on the ground that the sale of the Securities to the Purchaser as provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act, for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by Purchaser, and Purchaser shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Purchaser resides in the jurisdiction set forth on the Purchaser’s Omnibus Signature Page affixed hereto. The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(c) The Purchaser (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Securities, such entity is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that he, she or it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

(d) The Purchaser understands that the Securities are being offered and sold to him, her or it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such securities. The Purchaser further acknowledges and understands that the Company is relying on the representations and warranties made by the Purchaser hereunder and that such representations and warranties are a material inducement to the Company to sell the Securities to the Purchaser. The Purchaser further acknowledges that without such representations and warranties of the Purchaser made hereunder, the Company would not enter into this Agreement with the Purchaser.

(e) The Purchaser understands that, other than pursuant to the Registration Rights Agreement, the Company does not currently intend to register the Securities under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Securities. The Common Stock is quoted on OTC Markets QB tier; however, the Company makes no representation, warranty or covenant with respect to the continued quotation of the Common Stock on the OTC Markets quotation or listing on any other market or exchange.

(f) The Purchaser has received, reviewed and understood the information about the Company, including the SEC Reports, and has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Purchaser understands that such discussions, as well as the SEC Reports, were intended to describe the aspects of the Company’s business and prospects and the Offering which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. The Purchaser acknowledges that he, she or it is not relying upon any person or entity, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Additionally, the Purchaser understands and represents that he, she or it is purchasing the Securities notwithstanding the fact that the Company may disclose in the future certain material information the Purchaser has not received, including (without limitation) financial statements of the Company for the current or prior fiscal periods, and any subsequent period financial statements that will be filed with the SEC. Each Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to his, her or its acquisition of the Securities.

(g) The Purchaser acknowledges that neither the Company nor the Placement Agent is acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and no investment advice has been given by the Company, the Placement Agent or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Purchaser further represents to the Company that the Purchaser’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Purchaser and the Purchaser’s representatives.

(h) As of the Initial Closing or any Subsequent Closing, as applicable, all actions on the part of Purchaser, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Purchaser hereunder and thereunder shall have been taken, and this Agreement and the Registration Rights Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

(i) Purchaser represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in the Purchaser, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Purchaser consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. If the Purchaser is a financial institution that is subject to the USA Patriot Act, the Purchaser represents that it has met all of its obligations under the USA Patriot Act. The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably believes that the Purchaser is a Prohibited Purchaser or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer the Securities. The Purchaser further acknowledges that neither the Purchaser nor any of the Purchaser’s Affiliates or agents will have any claim against the Company for any form of damages as a result of any of the foregoing actions.

(j) If the Purchaser is Affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated Affiliate.

(k) The Purchaser or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company. The Purchaser has carefully read the risk factors and other information (including the financial statements of the Company) included in the SEC Reports. The Purchaser has carefully considered such risk factors before deciding to invest in the Securities.

(l) The Purchaser has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Securities and could afford complete loss of such investment.

(m) The Purchaser is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

(n) The Purchaser acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Securities or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

(o) Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any individual or entity acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales (as defined below), of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other individual or entity representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other individuals or entities party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(p) The Purchaser agrees to be bound by all of the terms and conditions of the Registration Rights Agreement and to perform all obligations thereby imposed upon it.

(q) The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Securities and other activities with respect to the Securities by the Purchaser.

(r) All of the information concerning the Purchaser set forth herein, and any other information furnished by the Purchaser in writing to the Company or a Placement Agent for use in connection with the transactions contemplated by this Agreement, is true and correct in all material respects as of the date of this Agreement, and, if there should be any material change in such information prior to the Purchaser’s purchase of the Securities, the Purchaser will promptly furnish revised or corrected information to the Company.

(s) The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Documents. With respect to such matters, such Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

(t) If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(u) (For ERISA plans only)  If the Purchaser is a fiduciary of the Employee Retirement Income Security Act of 1974 (“ERISA”) plan (the “Plan”), the Purchaser represents that (i) such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities; and (ii) the Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its Affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its Affiliates.

(v) Neither the Purchaser nor, to the Purchaser’s knowledge, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act, and disclosed in writing in reasonable detail to the Company.

(w) The Purchaser understands that there are substantial restrictions on the transferability of the Shares and Warrants and that the certificates representing the Shares and Warrants shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

[NEITHER] THE SECURITIES REPRESENTED BY THIS CERTIFICATE [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

In addition, if any Purchaser is an Affiliate of the Company, certificates evidencing the Securities issued to such Purchaser may bear a customary “Affiliates” legend.

The Company shall be obligated to promptly reissue unlegended certificates upon the request of any holder thereof (x) at such time as the holding period under Rule 144 or another applicable exemption from the registration requirements of the Securities Act has been satisfied or (y) at such time as a registration statement is available for the transfer of such Securities. The Company is entitled to request from any holder requesting unlegended certificates under clause (x) of the foregoing sentence an opinion of counsel reasonably acceptable to the Company to the effect that the Securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

(x) If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement.

(y) The Purchaser represents that it (1) has a substantive, pre-existing relationship with the Company or (2) has direct contact by the Company or its Placement Agent outside of the Offering and (3) was not identified or contacted through the marketing of the public offering and (4) did not independently contact the issuer as a result of general solicitation by means of any press release or any other public disclosure disclosing the material terms of the Offering.

(z) To the extent the Company and the Purchaser agreed in writing to rely on Regulation S as the exemption for the sale and issuance of the Securities each Purchaser who is a Non-U.S. person (as defined below), having been informed by the Company of its reliance on Regulation S, hereby represents and warrants to the Company as follows:

(i) This Agreement is made by the Company with such Purchaser who is a Non-U.S. person in reliance upon such Non-U.S. person’s representations, warranties and covenants made in this Section 4(z).

(ii) Such Non-U.S. person has been advised and acknowledges that:

(A) the Securities have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

(B) in issuing and selling the Securities to such Non-U.S. person pursuant hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Securities Act

(C) it is a condition to the availability of the Regulation S “safe harbor” that the Securities not be offered or sold in the United States or to a U.S. person until the expiration of a period of one (1) year following the date of the Initial Closing or any Subsequent Closing, as applicable; and

(D) notwithstanding the foregoing, prior to the expiration of one (1) year after the Initial Closing or any Subsequent Closing, as applicable (the “Restricted Period”), the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (1) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the Securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (2) the offer and sale is outside the United States and to other than a U.S. person.

As used herein, the term “United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term “U.S. person” (as defined in Regulation S) means:

(A) a natural person resident in the United States;

(B) any partnership or corporation organized or incorporated under the laws of the United States;

(C) any estate of which any executor or administrator is a U.S. person;

(D) any trust of which any trustee is a U.S. person;

(E) any agency or branch of a foreign entity located in the United States;

(F) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and

(H) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

As used herein, the term “Non-U.S. person” means any person who is not a U.S. person or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.

(iii) Such Non-U.S. person agrees that with respect to the Securities until the expiration of the Restricted Period:

(A) such Non-U.S. person, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Securities, or any beneficial interest therein in the United States or to or for the account of a U.S. person during the Restricted Period; and

(B) notwithstanding the foregoing, prior to the expiration of the Restricted Period, the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person; and

(C) such Non-U.S. person shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

The foregoing restrictions are binding upon subsequent transferees of the Securities, except for transferees pursuant to an effective registration statement. Such Non-U.S. person agrees that after the Restricted Period, the Securities may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(iv) Such Non-U.S. person has not engaged, nor is it aware that any party has engaged, and such Non-U.S. person will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Securities.

(v) Such Non-U.S. person: (A) is domiciled and has its principal place of business outside the United States; (B) certifies it is not a U.S. person and is not acquiring the Securities for the account or benefit of any U.S. person; and (C) at the time of the Initial Closing or any Subsequent Closing, as applicable, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith will be located outside the United States.

(vi) At the time of offering to such Non-U.S. person and communication of such Non-U.S. person’s order to purchase the Securities and at the time of such Non-U.S. Person’s execution of this Agreement, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith were located outside the United States.

(vii) Such Non-U.S. person is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(viii) Such Non-U.S. person acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 4(z) and shall transfer such shares on the books of the Company only to the extent consistent therewith.

(ix) In particular, such Non-U.S. person acknowledges that the Company shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

(x) Such Purchaser understands and agrees that each certificate held by such Non-U.S. person representing the Securities, or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by this Agreement or under applicable state securities laws):

[NEITHER] THE SECURITIES REPRESENTED HEREBY [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

5. Conditions to Company’s Obligations. The Company’s obligation to complete the sale and issuance of the Units and deliver the Shares and Warrants to the Purchaser, individually, at the Initial Closing or any Subsequent Closing, as applicable, shall be subject to the following conditions to the extent not waived by the Company:

(a) Receipt of Payment. The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the Purchase Price for the number of Units being purchased by such Purchaser at the Initial Closing or any Subsequent Closing, as applicable.

(b) Representations and Warranties. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) when made, and shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) on the Initial Closing date or any Subsequent Closing date, as applicable, with the same force and effect as if they had been made on and as of said date.

(c) Performance. The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Initial Closing or any Subsequent Closing, as applicable.

(d) Receipt of Executed Documents. Each Purchaser participating in the Initial Closing or any Subsequent Closing, as applicable, shall have executed and delivered to the Company the Omnibus Signature Page, the Purchaser Questionnaire and the Selling Securityholder Questionnaire (as defined in the Registration Rights Agreement).

(e) Qualifications. All authorizations, approvals or permits, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement at the Initial Closing or any Subsequent Closing, as applicable, shall be obtained and effective as of the Initial Closing or any Subsequent Closing, as applicable, except for Blue Sky law permits and qualifications that may be properly obtained after the Initial Closing or any Subsequent Closing, as applicable.

6. Conditions to Purchasers’ Obligations. The Purchaser’s obligation to accept delivery of the Shares and Warrants and to pay for the Units at the Initial Closing or any Subsequent Closing, as applicable, shall be subject to the following conditions to the extent not waived by the holders of at least a majority of the Units issued to the Purchaser and the other purchasers pursuant to the other Subscription Agreements of like tenor used in the Offering (the “Held Shares”) to be purchased at the Initial Closing or any Subsequent Closing, as applicable:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof (as modified by the disclosures in the SEC Reports) shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of the Initial Closing, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and in all material respects correct as of such earlier date (except in each case to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified).

(b) Performance. The Company and the Escrow Agent shall have performed in all material respects all obligations and covenants herein and under the Escrow Agreement which are required to be performed by it on or prior to the date of the Initial Closing.

(c) Receipt of Executed Transaction Documents. The Company shall have executed and delivered to the Purchaser the Registration Rights Agreement.

(d) Certificate. In connection with the Initial Closing only, the Chief Executive Officer of the Company shall execute and deliver to the Purchaser a certificate addressed to the purchasers under the Subscription Agreements participating in the Initial Closing to the effect that the representations and warranties of the Company in Section 1.1(d) hereof (as modified by the disclosures in the SEC Reports) shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of the Initial Closing.

(e) Good Standing. The Company and each of its subsidiaries is a corporation or other business entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

(f) Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(g) Legal Opinion. In connection with the Initial Closing only, the Company Counsel shall deliver an opinion to the Purchaser and the Placement Agent, dated as of the Initial Closing, in form and substance reasonably acceptable to the Placement Agent.

7. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Purchaser, and its directors, officers, stockholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (collectively, the “Purchaser Indemnitees”), from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s breach of any representation, warranty or covenant contained herein; provided, however, that the Company will not be liable in any such case to the extent and only to the extent that any such loss, liability, claim, damage, cost, fee or expense arises out of or is based upon the inaccuracy of any representations made by such indemnified party in this Agreement, or the failure of such indemnified party to comply with the covenants and agreements contained herein. The liability of the Company under this paragraph shall not exceed the total Purchase Price paid by the Purchaser hereunder, except in the case of fraud.

(b) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any Action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7 except to the extent the indemnified party is actually prejudiced by such omission. In case any such Action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such Action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such Action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such Action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the Action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Action) unless such settlement, compromise or consent requires only the payment of money damages, does not subject the indemnified party to any continuing obligation or require any admission of criminal or civil responsibility, and includes an unconditional release of each indemnified party from all liability arising out of such Action, or (ii) be liable for any settlement of any such Action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such Action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(c) Purchaser acknowledges on behalf of itself and each Purchaser Indemnitee that, other than for actions seeking specific performance of the obligations under this Agreement or in the case of fraud, the sole and exclusive remedy of the Purchaser and the Purchaser Indemnitee with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions set forth in this Section 7.

8. Revocability; Binding Effect. The subscription hereunder may be revoked prior to the Initial Closing or any Subsequent Closing, as applicable, thereon, provided that written notice of revocation is sent and is received by the Company or the Placement Agent at least one Business Day prior to the Initial Closing or any Subsequent Closing, as applicable, on such subscription. The Purchaser hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns. For the purposes of this Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. Notwithstanding the foregoing revocation provisions, in no case may a Purchaser revoke its purchase of Securities after the Purchaser’s funds have been closed upon.

9. Miscellaneous.

(a) Modification. This Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the holders of at least a majority of the then Held Shares (as defined above). Any amendment, modification or waiver effected in accordance with this Section 9(a) shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

(b) Immaterial Modifications to the Registration Rights Agreement. The Company and the Placement Agents may, at any time prior to the Initial Closing, amend the Registration Rights Agreement if necessary to clarify or make immaterial modifications any provision therein, without first providing notice or obtaining prior consent of the Purchaser.

(c) Third-Party Beneficiary. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 7(a) and this Section 9(c).

(d) Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iv) when sent, if by e-mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

(i) if to the Company, at

Wrap Technologies, Inc.
4620 Arville Street, Ste E
Las Vegas, NV 89103
Attention: David Norris, President
Email: david@wraptechnologies.com

with copies (which shall not constitute notice) to:

Disclosure Law Group
600 West Broadway, Suite 700
San Diego, CA 92101
Attention: Daniel W. Rumsey
Facsimile: 619-330-2101
Email: drumsey@disclosurelawgroup.com

(ii) if to the Purchaser, at the address set forth on the Omnibus Signature Page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

(e) Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser, and the transfer or assignment of the Securities shall be made only in accordance with all applicable laws.

(f) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles thereof relating to the conflict of laws.

(g) Arbitration. All disputes arising out of or in connection with this Agreement shall be submitted to the International Court of Arbitration of the International Chamber of Commerce and shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be New York, New York.

(h) Form D; Blue Sky Qualification. The Company agrees to timely file a Form D with respect to the Securities and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Initial Closing or any Subsequent Closing, as applicable, under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

(i) Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

(j) Securities Law Disclosure; Publicity. The Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the SEC or any regulatory agency or principal trading market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the SEC or (ii) to the extent such disclosure is required by law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this sub-clause (ii). From and after the issuance by the Company of a press release and/Current Report on Form 8-K describing the transactions contemplated by the Subscription Agreements (the “Public Disclosure”), no Purchaser shall be in possession of any material, non-public information received from the Company or any of its respective officers, directors, employees or agents that is not disclosed in the Public Disclosure unless a Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 9, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions).

(k) Non-Public Information. Except for information (including the terms of this Agreement and the transactions contemplated hereby) disclosed and that will be disclosed in the SEC Reports, the Company shall not and shall cause each of its officers, directors, employees and agents, not to, provide any Purchaser with any material, non-public information regarding the Company without the express written consent of such Purchaser.

(l) This Agreement, together with the Registration Rights Agreement, and all exhibits, schedules and attachments hereto and thereto and any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Purchaser and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(m) If the Securities are certificated and any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

(n) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

(o) This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterpart, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e- mail of a document in pdf format shall be deemed to be their original signatures for all purposes.

(p) Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(q) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(r) The Purchaser understands and acknowledges that there may be multiple Subsequent Closings for the Offering.

(s) The Purchaser hereby agrees to furnish the Company such other information as the Company may request prior to the Initial Closing or any Subsequent Closing, as applicable, with respect to its subscription hereunder.

(t) The representations and warranties of the Company and each Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of one (1) year from the date of the Initial Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

(u) Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement. Accordingly, pursuant to the terms and conditions of this Agreement and the Registration Rights Agreement, it is hereby agreed that the execution by the Purchaser of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreements were separately signed.

(v) Public Disclosure. Neither the Purchaser nor any officer, manager, director, member, partner, stockholder, employee, Affiliate, Affiliated person or entity of the Purchaser shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval (which may be withheld in the Company’s sole discretion), except to the extent such disclosure is required by law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations.

(w) Potential Conflicts. The Placement Agents, their sub-agents, legal counsel to the Company, or the Placement Agent and/or their respective Affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

(x) Independent Nature of Each Purchaser’s Obligations and Rights. For avoidance of doubt, the obligations of the Purchaser under this Agreement are several and not joint with the obligations of any other purchaser under any other Subscription Agreement, and the Purchaser shall not be responsible in any way for the performance of the obligations of any other purchaser under any other Subscription Agreement. Nothing contained herein and no action taken by the Purchaser shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the purchasers Subscription Agreements are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any other Subscription Agreements. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other purchaser under any other Subscription Agreement to be joined as an additional party in any proceeding for such purpose.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the ____ day of October, 2018.

WRAP TECHNOLOGIES, INC.

By:

Name: David Norris
Title: President

How to subscribe for Shares in the private offering of

WRAP Technologies, Inc.

1.
Complete, Sign and Date the Omnibus Signature Page for the Securities Purchase Agreement and Registration Rights Agreement.

2.
Initial the Accredited Investor Certification in the appropriate place or places.

3.
Complete and sign the Investor Profile.

4.
Review the Anti Money Laundering Requirements summary and Complete and sign the Anti-Money Laundering Information Form.

5.
Email all completed forms to Jennifer Goro at jag@katalystsecurities.com and then send all signed original documents to:

Katalyst Securities LLC
630 Third Avenue, 5th Floor
New York, NY 10017
Telephone: (212) 400-6993
Facsimile: (212) 247-1059

6.
If you are paying the Purchase Price by check, a certified or other bank check for the exact dollar amount of the Purchase Price for the number of Units you are purchasing should be made payable to the order of “Delaware Trust Company, as Escrow Agent for WRAP Technologies, Inc. account #79-3538” and should be sent directly to Delaware Trust Company, 251 Little Falls Drive, Wilmington, DE 19808, Attn: Alan R. Halpern, FFC 79-3538, (include Purchaser’s Name).

Checks take up to 5 business days to clear. A check must be received by the Company at least 6 business days before the closing date.

7.
If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price for the number of Units you are purchasing according to the following instructions:

Bank:
US Bank
5065 Wooster Road
Cincinnati, OH 45226
ABA Routing #:
**********
SWIFT CODE:
**********
Account Name:
Delaware Trust Company
Account #:
**********
Reference:
“FFC: WRAP Technologies, Inc. Escrow: # 79-3538 [INSERT PURCHASER’S NAME]”
Delaware Trust Contact:
Alan R. Halpern

Thank you for your interest,

WRAP Technologies, Inc.

WRAP TECHNOLOGIES, INC.

OMNIBUS SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of ____________,1 2018 (the “Subscription Agreement”), between the undersigned, WRAP Technologies, Inc., a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned, and (iii) purchase the Units of the Company’s securities as set forth in the Subscription Agreement and below, hereby agrees to purchase such Units from the Company and further agrees to join the Subscription Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations and Warranties of the Purchaser” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

IN WITNESS WHEREOF, the Purchaser hereby executes this Agreement and the Registration Rights Agreement.

Dated:

, 2018

	X	$3.00	=	$
Number of Units		Purchase Price per Unit		Total Purchase Price

PURCHASER (individual)
PURCHASER (entity)

Signature
Name of Entity

By:

Print Name
Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common) Title:

Address of Principal Residence:
Address of Executive Offices:

Social Security Number(s):
IRS Tax Identification Number:

Telephone Number:
Telephone Number:

Facsimile Number:
Facsimile Number:

E-mail Address:
E-mail Address:

1
This should NOT be completed by the Subscriber.

WRAP TECHNOLOGIES, INC.

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial _______
I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial _______
I have had an annual gross income for the past two years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______

 I am a director or executive officer of WRAP Technologies, Inc.

For Non-Individual Investors (Entities)

(all Non-Individual Investors must INITIAL where appropriate):

Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above (in which case each such person must complete the Accreditor Investor Certification for Individuals above as well the remainder of this questionnaire) .

Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5 million and was not formed for the purpose of investing the Company.

Initial _______
The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial _______
The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial _______
The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______
The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______
The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______
The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______
The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______
The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial _______
The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

WRAP TECHNOLOGIES, Inc.

Investor Profile

(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:
Marital Status:
Joint Party Date of Birth:
Investment Experience (Years):
Annual Income:
Liquid Net Worth:

Net Worth*:

Tax Bracket:
_____ 15% or below
_____ 25% - 27.5%_____ Over 27.5%

Home Street Address:

Home City, State & Zip Code:

Home Phone:      Home Fax:     Home Email:

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone:         Bus. Fax:        Bus. Email:

Type of Business:

Outside Broker/Dealer:

Section B – Certificate Delivery Instructions

____ Please deliver certificate to the Employer Address listed in Section A.

____ Please deliver certificate to the Home Address listed in Section A.

____ Please deliver certificate to the following address:

Section C – Form of Payment – Check or Wire Transfer

____ Check payable to Delaware Trust Company, as Escrow Agent for WRAP Technologies, Inc.
Acct# 79-3538 Insert Purchaser’s Name
____ Wire funds from my outside account according to instructions of the Subscription Agreement.
____ The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ____

_______________________               ________________________
Investor Signature                                Date

*
For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM
The following is required in accordance with the AML provision of the USA PATRIOT ACT.
(Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

SSN# or TAX ID# OF INVESTOR:

YEARLY INCOME:

NET WORTH:
*

* For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

INVESTMENT OBJECTIVE(S) FOR ALL INVESTORS:

ADDRESS OF BUSINESS OR OF EMPLOYER:

FOR INVESTORS WHO ARE INDIVIDUALS: AGE:

FOR INVESTORS WHO ARE INDIVIDUALS: OCCUPATION: _____________________________________

FOR INVESTORS WHO ARE ENTITIES: NATURE OF BUSINESS: ____________________________________

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.
Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card
(Circle one or more)

2.
If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.
Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other ____________
(Circle one or more)

Signature:

Print Name:

Title (if applicable):

Date:

EXHIBIT A

Form of Registration Rights Agreement